Gehl Company	Tel: 262/334-9461
143 Water Street	Fax: 262/334-7517
P.O. Box 179	http://www.gehl.com
West Bend, WI 53095-0179
USA

Contact:
Thomas M. Rettler
Chief Financial Officer
262-334-6632

News Release

GEHL COMPANY REPORTS STRONG SECOND QUARTER RESULTS;
ADJUSTS FULL YEAR OUTLOOK

        WEST BEND, WISCONSIN, July 30, 2007 – Gehl Company (NASDAQ GSM: GEHL) today reported second quarter income from continuing operations of $8.8 million, or $.71 per diluted share, for the quarter ended June 30, 2007 compared with income from continuing operations of $9.4 million, or $.75 per diluted share, for the second quarter of 2006.

        Net sales for the second quarter of 2007 were $135.3 million compared to net sales of $139.5 million in the second quarter of 2006. The strength of the Company’s international markets, along with market share gains in the second quarter, partially offset the impact of the continued softness in the North American housing market. Total sales outside of North America increased 23% in the second quarter of 2007 versus the same period in 2006. While the North American telehandler market was down 26% in the second quarter of 2007 versus the same period in 2006, the Company’s telehandler volume increased over 9%.

        Gross margin improved to 21.8% in the second quarter of 2007 compared to 21.6% in the second quarter of 2006. The increase was primarily driven by the favorable results the Company continued to achieve from its added supply chain resources and investments in state-of-the-art manufacturing equipment. Selling, general and administrative expenses of $15.7 million during the 2007 second quarter compared to $15.3 million in the second quarter of 2006. As a percent of net sales, selling, general and administrative expenses increased to 11.6% compared to 10.9% in the prior year quarter, which partially reflected planned increases in research and development and information technology projects.

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Gehl Company
Gehl Company Reports Strong Second Quarter Results;
Adjusts Full Year Outlook
July 30, 2007

        For the first six months of 2007, Gehl reported net sales from continuing operations of $250.6 million compared to $261.6 million in the first six months of 2006. Income from continuing operations was $15.3 million, or $1.23 per diluted share, for the first six months of 2007 compared to $15.8 million, or $1.27 per diluted share, for the first six months of 2006.

        “Despite weak U.S. residential construction markets, our second quarter revenues and earnings per share were solid. Strong international markets, a successful launch of our new RS5-19 telehandler and gross margin improvement resulting from our added supply chain resources all contributed to our sound second quarter results,” said William D. Gehl, Chairman and Chief Executive Officer.

2007 Full Year Outlook

        Based on the Company’s first half results, current backlog position and management’s expectation that the North American housing market will continue to experience weakness for the balance of 2007, the Company adjusted its 2007 full year outlook. The Company expects net sales from continuing operations in the range of $465 million to $485 million and earnings per diluted share from continuing operations of $2.05 to $2.25.

Conference Call

        A conference call is scheduled for 1:00 p.m. CDT Monday, July 30, 2007. The call will review 2007 second quarter and first half earnings and discuss the Company’s 2007 full year outlook.

        All interested parties are invited to listen to the presentation. The conference call may be accessed by dialing (800) 299-9630 or (617) 786-2904 up to 15 minutes before the call begins. The passcode is 65679970. Access may also be gained through the Company’s web site (www.gehl.com) by first clicking on the Investor Relations tab, then clicking on Webcasts, and then selecting the 2nd Quarter 2007 Financial Earnings Conference Call Webcast. An archive of the presentation will be available for one year after the call on the Company’s web site. A telephonic replay of the conference call will be available beginning at 3:00 p.m. CDT on July 30th and will be available for one week after the call by dialing (888) 286-8010 or (617) 801-6888. The replay passcode is 19534796.

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Gehl Company
Gehl Company Reports Strong Second Quarter Results;
Adjusts Full Year Outlook
July 30, 2007

Forward Looking Statements

        Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. When used in this press release, words such as the Company “believes,” “anticipates,” “expects”, “estimates” or “projects” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, those risk factors cited in the Company’s filings with the Securities and Exchange Commission, any adverse change in general economic conditions, unanticipated changes in capital market conditions, the Company’s ability to implement successfully its strategic initiatives (including cost reduction initiatives), unanticipated expenses associated with the discontinuance of the Company’s agricultural implement lines, market acceptance of newly introduced products, unexpected issues related to the pricing and availability of raw materials (including steel) and component parts, unanticipated difficulties in securing product from third party manufacturing sources, the ability of the Company to increase its prices to reflect higher prices for raw materials and component parts, the cyclical nature of the Company’s business, the Company’s and its customers’ access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, the Company’s ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any strategic transactions effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company’s expectations for 2007 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company’s ability to achieve its expectations.

Gehl Company
Gehl Company Reports Strong Second Quarter Results;
Adjusts Full Year Outlook
July 30, 2007

About Gehl Company

        Gehl Company (NASDAQ GSM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, Wisconsin. The Company markets its products under the Gehl ® and Mustang ® brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

( TABLES TO FOLLOW )

Gehl Company
Gehl Company Reports Strong Second Quarter Results;
Adjusts Full Year Outlook
July 30, 2007

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	For the Second Quarter Ended (unaudited)		For the Six Months Ended (unaudited)
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net sales	$135,347	$139,455	$250,561	$261,578
Cost of goods sold	105,807	109,332	195,257	205,203

Gross profit	29,540	30,123	55,304	56,375
Selling, general and administrative expenses	15,703	15,263	30,655	30,242

Income from operations	13,837	14,860	24,649	26,133
Interest expense	(1,168)	(793)	(2,077)	(1,943)
Interest income	1,098	793	2,106	2,044
Other expense, net	(302)	(667)	(1,346)	(2,154)

Income from continuing operations before income taxes	13,465	14,193	23,332	24,080
Provision for income taxes	4,646	4,808	8,050	8,309

Income from continuing operations	8,819	9,385	15,282	15,771
(Loss) income from discontinued operations, net of tax	(108)	37	(268)	(79)
Loss on disposal of discontinued operations, net of tax	--	(112)	--	(9,039)

Net income	$8,711	$9,310	$15,014	$6,653

Diluted net income (loss) per share:
from continuing operations	$0.71	$0.75	$1.23	$1.27
from discontinued operations	(0.01)	(0.01)	(0.02)	(0.73)

Total diluted net income per share	$0.70	$0.75	$1.20	$0.53

Weighted average number of common
shares and common stock equivalents	12,477	12,490	12,464	12,456
Basic net income (loss) per share:
from continuing operations	$0.73	$0.78	$1.26	$1.31
from discontinued operations	(0.01)	(0.01)	(0.02)	(0.76)

Total basic net income per share	$0.72	$0.77	$1.24	$0.55

Weighted average number of common shares	12,132	12,043	12,121	11,994

Gehl Company
Gehl Company Reports Strong Second Quarter Results;
Adjusts Full Year Outlook
July 30, 2007

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2007	December 31, 2006	June 30, 2006
ASSETS
Cash	$5,039	$6,892	$6,117
Accounts receivable - net	233,498	187,582	202,768
Finance contracts receivable - net	10,034	8,371	16,649
Inventories	42,346	48,649	41,305
Assets of discontinued operations - net	2,132	3,783	10,222
Retained interest in sold finance contracts	37,673	20,318	17,722
Deferred income taxes	9,688	9,128	12,074
Prepaid expenses and other current assets	5,132	6,310	3,385

Total current assets	345,542	291,033	310,242
Property, plant and equipment - net	33,421	32,415	29,577
Goodwill	11,748	11,748	11,748
Other assets	32,786	29,914	21,805

Total assets	$423,497	$365,110	$373,372

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$131,530	$89,504	$92,561
Long-term debt obligations	23,863	25,183	46,805
Other long-term liabilities	20,398	19,642	15,366
Total shareholders’ equity	247,706	230,781	218,640

Total liabilities and shareholders’ equity	$423,497	$365,110	$373,372

Gehl Company
Gehl Company Reports Strong Second Quarter Results;
Adjusts Full Year Outlook
July 30, 2007

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Six Months Ended
	June 30, 2007	June 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,014	$6,653
Adjustments to reconcile net income to net cash (used for)
provided by operating activities:
Loss on discontinued operations (non-cash)	--	7,593
Depreciation and amortization	2,577	2,581
Compensation expense for share based payments	948	753
Cost of sales of finance contracts	823	1,894
Proceeds from the sales of finance contracts	69,818	102,944
Increase in finance contracts receivable	(72,304)	(85,594)
Increase in retained interest in sold finance contracts	(18,413)	(10,747)
(Decrease) increase in cash due to changes in:
Accounts receivable - net	(43,975)	(40,238)
Inventories	6,790	2,180
Accounts payable	12,764	12,922
Remaining working capital items	3,746	7,214

Net cash (used for) provided by operating activities	(22,212)	8,155
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(3,576)	(1,964)
Proceeds from the sale of property, plant and equipment	50	10
Other	(4)	39

Net cash used for investing activities	(3,530)	(1,915)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on revolving credit loans	(1,272)	(5,180)
Proceeds from (repayments on) other borrowings - net	24,890	(1,041)
Proceeds from exercise of stock options	271	1,256

Net cash provided by (used for) financing activities	23,889	(4,965)
Net (decrease) increase in cash	(1,853)	1,275
Cash, beginning of period	6,892	4,842

Cash, end of period	$5,039	$6,117